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                                                       Exhibit 99.B(d)(2)(H)(ii)

[ING FUNDS LOGO]

January 1, 2005


Jeff Paster
Senior Vice President
Capital Guardian Trust Company
One Market, Steuart Tower, Suite 1800
San Francisco, CA 94105-1409


Dear Mr. Paster:

     Pursuant to Section 6 of the Portfolio Management Agreement dated January 28, 2000, as amended, among ING Investors Trust, Directed Services, Inc. and Capital Guardian Trust Company (the "Agreement") we hereby modify the fees payable to the Portfolio Manager for ING Capital Guardian Managed Global Portfolio and ING Capital Guardian Small Cap Portfolio (the "Portfolios"), effective January 1, 2005.

     Upon your acceptance, the Agreement will be modified to reflect the fee changes to the annual portfolio management fees for the Portfolios as indicated on AMENDED SCHEDULE B of the Agreement. The AMENDED SCHEDULE B, with the annual portfolio management fees indicated for the Portfolios, is attached hereto.

     Please signify your acceptance of the modified fees under the Agreement with respect to the Portfolios by signing below.

                                                Very sincerely,

                                                /s/ Robert S. Naka
                                                ------------------
                                                Robert S. Naka
                                                Senior Vice President
                                                ING Investors Trust


ACCEPTED AND AGREED TO:
Capital Guardian Trust Company

By:    /s/ Lee K. Yamauchi
       ---------------------------------------
Name:  Lee K. Yamauchi
       ---------------------------------------
Title: Vice President, Duly Authorized
       ---------------------------------------


7337 E. Doubletree Ranch Rd.     Tel: 480-477-3000           ING Investors Trust
Scottsdale, AZ 85258-2034        Fax: 480-477-2744
                                 www.ingfunds.com

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                                   SCHEDULE B
                       COMPENSATION FOR SERVICES TO SERIES

     For the services provided by Capital Guardian Trust Company ("Portfolio Manager") to the following Series of ING Investors Trust (formerly The GCG Trust), pursuant to the attached Portfolio Management Agreement, the Manager will pay the Portfolio Manager a fee, computed daily and payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of the Series:

SERIES                                                FEES
------                                                ----
ING Capital Guardian Large Cap Value Portfolio        0.50% on first $150 million;
                                                      0.45% on next $150 million;
                                                      0.35% on next $200 million; and
                                                      0.30% thereafter

ING Capital Guardian Managed Global Portfolio         0.60% on first $125 million;
                                                      0.50% on next $125 million;
                                                      0.45% on next $150 million; and
                                                      0.40% thereafter

ING Capital Guardian Small Cap Portfolio              0.60% on first $125 million;
                                                      0.50% on next $125 million;
                                                      0.40% on next $150 million; and
                                                      0.35% thereafter